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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                February 1, 2002




                                 PERRIGO COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)







   MICHIGAN                   0-19725                        38-2799573
---------------             ------------                 -------------------
(State of other             (Commission                  (I.R.S. Employer
Jurisdiction of             File Number)                  Identification
Incorporation)                                            Number)




515 Eastern Avenue, Allegan, Michigan                           49010
------------------------------------------                 ----------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:
(616) 673-8451


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ITEM 5.  Other Events

The Perrigo Company announced that it has entered into settlement agreements with certain defendants of a civil antitrust lawsuit. The terms of the settlements resulted in aggregate payments to the Company of $7.8 million, net of attorney fees and expenses.

In the third quarter of fiscal 2002, the Company will recognize a pre-tax gain of $7.8 million. The effect on net income and earnings per share will be approximately $5.0 million and $.07, respectively. The payments will be reported in the consolidated statement of income as unusual litigation income.

The case with the remaining defendants is proceeding to discovery and trial. The Company can make no prediction regarding the outcome of this litigation.




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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PERRIGO COMPANY
                                            (Registrant)



                                            By:  /s/Douglas R. Schrank
                                                 -------------------------------
Dated: February 1, 2002                          Douglas R. Schrank
                                                 Executive Vice President and
                                                 Chief Financial Officer